Exhibit (g)(3)

AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this “Amendment”) is made as of February 1, 2025 by and between EXCHANGE LISTED FUNDS TRUST (the “Fund”) in respect of each of its separate series listed on Appendix A to the Agreement (each, a Portfolio), and BROWN BROTHERS HARRIMAN & CO. (“BBH&Co.”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Fund and BBH&Co. entered into a Custodian and Transfer Agent Agreement, dated as of December 13, 2023, as amended and supplemented from time to time (the “Agreement”); and

WHEREAS, the Fund and BBH&Co. desire to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendments to the Agreement

The Agreement is hereby amended in Section 16.1 (Term, Notice and Effect) by deleting the first sentence thereof and inserting in place thereof the following updated sentence:

“This Agreement shall have a term ending three (3) years from the date hereof, hence ending February 1, 2028.”

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		EXCHANGE LISTED FUNDS TRUST

By:	/s/ Kate Ahalt	By:	/s/ J. Garrett Stevens
Name: Kate Ahalt		Name: J. Garrett Stevens
Title: Managing Director		Title: President

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